UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, the Board of Directors (the “Board”) of Fermi Inc. (the “Company”) appointed the following individuals as officers of the Company: George Wentz as General Counsel, Anna Bofa as Chief Commercial Officer, Jacobo Ortiz as Chief Operating Officer, and Rob Masson as Chief Financial Officer (the “Officer Appointments” and each such individual, an “Officer”). The Officer Appointments are effective as of July 22, 2026. Ms. Bofa and Mr. Ortiz will continue to serve as Co-Chairs of the Interim Office of the CEO in addition to their respective Officer Appointments.

Mr. Wentz, age 68, is a seasoned energy attorney and legal strategist with over four decades of experience at the intersection of law, economics, and energy infrastructure. In January 2020, Mr. Wentz founded MAD Energy, a company focused on large-scale transitional energy infrastructure and next-generation energy technologies, where he serves as CEO. Mr. Wentz has been a partner at Davillier Law Group, LLC since January 2008, where he handles complex international litigation, oil and gas matters, maritime law, and international transactions.

In connection with the Officer Appointments, the Board has approved forms of Employment Agreements with each of Mr. Wentz, Ms. Bofa, Mr. Ortiz, and Mr. Masson (collectively, the “Employment Agreements” and each an “Employment Agreement”). The Employment Agreements provide for an initial term of five years and an annualized base salary of $500,000 for Mr. Wentz, Ms. Bofa, and Mr. Ortiz and an annualized base salary of $650,000 for Mr. Masson. Each of the Officers is eligible to receive a target annual bonus equal to 100% of base salary with a maximum bonus equal to 200% of the target bonus, and severance equal to 18 months of base salary plus 1.5x target bonus, payment of unpaid bonus for the year preceding the year of termination, and up to 18 months’ worth of subsidized COBRA participation. Ms. Bofa and Mr. Masson are also eligible for accelerated vesting of a sign-on equity award as part of their potential severance packages. Ms. Bofa is also eligible for additional lease-related and incremental sales-related equity awards, subject to the applicable performance thresholds and vesting terms set forth in her Employment Agreement.

The Employment Agreements provide for each Officer’s participation in the Company’s 2025 Long-Term Incentive Plan (the “2025 LTIP”) and provides for awards having an aggregate grant date value of (a) $2,250,000 for Mr. Wentz, (b) $3,000,000 for Ms. Bofa, prorated to the date of hire for 2026, (c) $3,000,000 for Mr. Ortiz and (d) $3,000,000 for Mr. Masson, prorated to the date of hire for 2026. Such awards consist of 30% restricted stock units and 70% performance stock units, in each case subject to the terms and conditions of the 2025 LTIP, the form Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) attached hereto as Exhibit 10.5, and the form of Performance Restricted Stock Unit Agreement (the “PSU Award Agreement”) attached hereto as Exhibit 10.6. The Employment Agreements with Mr. Wentz, Ms. Bofa, and Mr. Masson further provide for one-time sign-on equity awards pursuant to the 2025 LTIP, consisting of (a) 1,500,000 restricted stock units to Mr. Wentz, vesting on the grant date; (b) 2,000,000 restricted stock units to Ms. Bofa, vesting one percent on the grant date, which is subject to a claw back in the event of a termination prior to the first anniversary of the grant date, forty-nine percent on the first anniversary of the grant date, twenty-five percent on the second anniversary of the grant date and the remainder on the third anniversary of the grant date; and (c) 975,000 restricted stock units to Mr. Masson, cliff vesting on the first anniversary of the grant date.

The summaries of the Employment Agreements, the RSU Award Agreement, and the PSU Award Agreement set forth above do not purport to be complete statements of the terms of such documents. The summaries are qualified in their entirety by reference to the full text of the Employment Agreements, the RSU Award Agreement, and the PSU Award Agreement, which are set forth as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K.

In connection with the Officer Appointments, the Board also approved the Company’s entry into standard indemnification agreements for directors and officers, in the form attached hereto as Exhibit 10.7, with each of the Officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Form of Employment Agreement for George Wentz
10.2†	Form of Employment Agreement for Anna Bofa
10.3†	Form of Employment Agreement for Jacobo Ortiz
10.4†	Form of Employment Agreement for Rob Masson
10.5†	Form of Restricted Stock Unit Award Agreement under the Company’s 2025 Long-Term Incentive Plan
10.6†	Form of Performance Restricted Stock Unit Award Agreement under the Company’s 2025 Long-Term Incentive Plan
10.7†	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Indicates a management contract or compensatory plan.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: July 23, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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